LifeVantage Announces Financial Results for the Fourth Fiscal Quarter and Full Fiscal Year 2026

Salt Lake City, UT, August 27, 2026, LifeVantage Corporation (Nasdaq: LFVN), a leading health and wellness company with products designed to activate optimal health processes at the cellular level, today reported financial results for its fourth fiscal quarter ended June 30, 2026.

Fourth Quarter Fiscal 2026 Summary*:

•
Revenue was $42.4 million, a decrease of 23.1% from the prior year period;
•
Revenue in the Americas decreased 24.8%, and revenue in Asia/Pacific & Europe decreased 16.9%;
•
Net income per diluted share was $0.10, versus $0.15 per diluted share a year ago;
•
Adjusted earnings per diluted share was $0.11, compared to $0.17 a year ago; and
•
Adjusted EBITDA was $2.7 million compared to $4.8 million a year ago.

* All comparisons are on a year over year basis and compare the fourth quarter of fiscal 2026 to the fourth quarter of fiscal 2025, unless otherwise noted.

Fiscal Year 2026 Summary*:

•
Revenue was $182.6 million, a decrease of 20.1% from the prior year period;
•
Revenue in the Americas decreased 23.2%, and revenue in Asia/Pacific & Europe decreased 6.9%;
•
Net income per diluted share was $0.40, versus $0.75 per diluted share a year ago;
•
Adjusted earnings per diluted share was $0.56, compared to $0.82 a year ago; and
•
Adjusted EBITDA was $13.7 million compared to $22.1 million a year ago.

* All comparisons are fiscal year 2026 to fiscal year 2025.

"It's a privilege to lead LifeVantage at this stage of its journey and my conviction about this Company is stronger today than when I accepted the role," said Terrence Moorehead, President and Chief Executive Officer. "With a differentiated, science-backed platform, strong gross margins and a debt-free balance sheet, our foundation is strong and I believe we have a real competitive advantage. Our early focus will be on strengthening the LifeVantage brand, building a more relevant consumer proposition, and driving operational excellence. Despite the challenges reflected in our recent results, I'm optimistic about what lies ahead. We intend to move forward with a real sense of urgency and look forward to sharing more about our strategy as our work progresses."

Fourth Quarter Fiscal 2026 Results

For the fourth quarter ended June 30, 2026, the Company reported revenue of $42.4 million, a 23.1% decrease compared to revenue of $55.1 million in the fourth quarter of fiscal 2025. Revenue in the Americas region decreased 24.8% and revenue in the Asia/Pacific & Europe region decreased 16.9%. These decreases were primarily due to due to downward pressure in the number of orders from our active account base and lower average order size, reflecting impacts from the broader macro-economic environment, as well lower sales of our MindBody GLP-1 System cycling the higher comparable fourth quarter of fiscal 2025, partially offset by sales of LoveBiome, which we acquired in October 2025.

Gross profit for the fourth quarter of fiscal 2026 was $33.0 million, or 78.0% of revenue, compared to $44.0 million, or 79.9% of revenue, for the same period in fiscal 2025. The decrease in gross profit as a percentage of revenue was primarily due to a shift in product mix, inventory obsolescence expenses, and increases in shipping related expenses.

Commissions and incentives expense for the fourth quarter of fiscal 2026 was $17.5 million, or 41.3% of revenue, compared to $23.2 million, or 42.1% of revenue, for the same period in fiscal 2025. The decrease in commissions and incentives expenses as a percentage of revenue compared to the prior year period is primarily due to the timing and magnitude of promotional and incentive programs and changes to the sales mix between customers and independent consultants.

Selling, general and administrative (SG&A) expense for the fourth quarter of fiscal 2026 was $13.9 million, or 32.7% of revenue, compared to $18.7 million, or 33.9% of revenue, for the same period in fiscal 2025. The decrease in SG&A expenses as a percentage of revenue was primarily due to decreases in variable employee compensation expenses and lower event related expenses.

Operating income for the fourth quarter of fiscal 2026 was $1.7 million compared to $2.1 million for the same period in fiscal 2025. Adjusted non-GAAP operating income for the fourth quarter of fiscal 2026 was $1.8 million compared to adjusted non-GAAP operating income of $2.5 million for the same period in fiscal 2025.

Net income for the fourth quarter of fiscal 2026 was $1.3 million, or $0.10 per diluted share, compared to $2.0 million, or $0.15 per diluted share for the same period in fiscal 2025. Adjusted non-GAAP net income for the fourth quarter of fiscal 2026 was $1.4 million, or $0.11 per diluted share, compared to adjusted non-GAAP income of $2.3 million, or $0.17 per diluted share, in the same period of fiscal 2025.

Adjusted EBITDA was $2.7 million for the fourth quarter of fiscal 2026, versus $4.8 million for the comparable period in fiscal 2025.

Full Year Fiscal 2026 Results

For the fiscal year ended June 30, 2026, the Company reported revenue of $182.6 million, a 20.1% decrease compared to revenue of $228.5 million in fiscal 2025. Revenue in the Americas region decreased 23.2% and revenue in the Asia/Pacific & Europe region decreased 6.9%. These decreases were primarily due to declines in sales of the MindBody GLP-1 System®, declines in the number of orders from our active account base, and average order size. These declines were partially offset by sales of LoveBiome, which the Company acquired in October 2025.

Gross profit for fiscal 2026 was $141.6 million, or 77.6% of revenue, compared to $183.7 million, or 80.4% of revenue in fiscal 2025. The decrease in gross profit as a percentage of revenue was primarily due to an allowance for inventory obsolescence related to the MindBody GLP-1 System®, along with a shift in product mix. Adjusted for the allowance for inventory obsolescence, non-GAAP gross profit for fiscal 2026 was $144.1 million, or 78.9% of revenue.

Commissions and incentives expense for fiscal 2026 was $77.1 million, or 42.2% of revenue, compared to $102.3 million, or 44.7% of revenue in fiscal 2025. The decrease in commissions and incentives expenses as a percentage of revenue compared to the prior year is primarily due to changes in the sales mix between our independent consultants and customers along with the timing and magnitude of promotional and incentive programs.

Selling, general and administrative (SG&A) expense for fiscal 2026 was $58.4 million, or 32.0% of revenue, compared to $69.2 million, or 30.3% of revenue in fiscal 2025. The increase in SG&A expenses as a percentage of revenue was primarily due to an overall decrease in sales during the year partially offset by decreases in the variable portion of employee related compensation expenses.

Operating income for fiscal 2026 was $6.1 million compared to $12.2 million in fiscal 2025. Adjusted non-GAAP operating income for fiscal 2026 was $8.6 million compared to adjusted non-GAAP operating income of $13.3 million in fiscal 2025.

Net income for fiscal 2026 was $5.1 million, or $0.40 per diluted share, compared to $9.8 million, or $0.75 per diluted share in fiscal 2025. Adjusted non-GAAP net income for fiscal 2026 was $7.2 million, or $0.56 per diluted share, compared to adjusted non-GAAP income of $10.6 million, or $0.82 per diluted share in fiscal 2025.

Adjusted EBITDA was $13.7 million in fiscal 2026 versus $22.1 million in fiscal 2025.

Balance Sheet & Liquidity

The Company generated $10.2 million of cash from operations during fiscal 2026 compared to $11.9 million in fiscal 2025. The Company's cash and cash equivalents at June 30, 2026 were $14.9 million, compared to $20.2 million at June 30, 2025, and there was no debt outstanding.

Share Repurchase

During fiscal 2026, the Company repurchased approximately 336,000 of its common shares for an aggregate price of approximately $2.0 million. As of June 30th, there was $58.5 million remaining under the $60 million share repurchase program approved by the Company’s Board of Directors in January.

Fiscal 2027 Guidance

Due to the recent transition in the Chief Executive Officer role, the Company is not issuing formal guidance for fiscal 2027 at this time.

Conference Call Information

The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (877) 704-4453 from the U.S. or international callers can dial (201) 389-0920. A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, September 17, 2026, by dialing (844) 512-2921 from the U.S. and entering confirmation code 13761673, or (412) 317-6671 from international locations, and entering confirmation code 13761673.

There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at https://investor.lifevantage.com/events-and-presentations. The webcast will be archived for approximately 30 days.

About LifeVantage Corporation

LifeVantage Corporation (Nasdaq: LFVN), the Activation company, is a pioneer in nutrigenomics—the study of how nutrition and naturally occurring compounds can unlock your genes and the health coded within. Our products work with your unique biology and help your body make what it needs for health. The line of scientifically validated activators includes the flagship Protandim® family of products, TrueScience® Liquid Collagen, the MindBody GLP-1 System®, the newest comprehensive gut activator from LoveBiome P84, the Activation-supporting nutrients such as Omega, D3+, and the Rise AM & Reset PM System®, as well as AXIO® nootropic and hydration energy drink mixes, the full TrueScience® line of skin and hair care products, and Petandim®, a pet supplement formulated to combat oxidative stress in dogs. Our independent Consultants sell our products to Customers and share the business opportunity with entrepreneurs seeking to begin their own business. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.

Cautionary Note Regarding Forward Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The declaration and/or payment of a dividend during any quarter provides no assurance as to future dividends, and the timing and amount of future dividends, if any, could vary significantly in comparison both to past dividends and to current expectations. Examples of forward-looking statements include, but are not limited to, expected financial performance, including revenue margins, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, and expected dividend payments in future quarters. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

About Non-GAAP Financial Measures

We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.

We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.

The tables set forth below present reconciliations of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share, which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.

Investor Relations Contacts:

Reed Anderson, ICR

(646) 277-1260

reed.anderson@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2026	June 30, 2025
(In thousands, except per share data)
ASSETS
Current assets
Cash and cash equivalents	$14,920	$20,201
Accounts receivable	2,990	3,294
Income tax receivable	1,386	635
Inventory, net	16,167	20,669
Prepaid expenses and other	2,834	6,095
Total current assets	38,297	50,894
Property and equipment, net	7,310	6,207
Right-of-use assets	6,715	8,041
Intangible assets, net	3,058	245
Goodwill	465	—
Deferred income tax asset	5,629	5,970
Other long-term assets	637	601
TOTAL ASSETS	$62,111	$71,958
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,156	$4,600
Commissions payable	5,724	7,237
Lease liabilities	1,935	1,867
Other accrued expenses	7,412	13,513
Total current liabilities	20,227	27,217
Long-term lease liabilities	7,933	9,811
Other long-term liabilities	362	289
Total liabilities	28,522	37,317
Commitments and contingencies
Stockholders’ equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 12,518 and 12,429 issued and outstanding as of June 30, 2026 and June 30, 2025, respectively	1	1
Additional paid-in capital	138,924	139,962
Accumulated deficit	(103,462)	(104,147)
Accumulated other comprehensive loss	(1,874)	(1,175)
Total stockholders’ equity	33,589	34,641
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$62,111	$71,958

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,
	(unaudited)		Year Ended June 30,
	2026	2025	2026	2025
(In thousands, except per share data)
Revenue, net	$42,377	$55,114	$182,586	$228,530
Cost of sales	9,334	11,065	40,973	44,864
Gross profit	33,043	44,049	141,613	183,666
Operating expenses:
Commissions and incentives	17,503	23,222	77,094	102,260
Selling, general and administrative	13,874	18,679	58,419	69,207
Total operating expenses	31,377	41,901	135,513	171,467
Operating income	1,666	2,148	6,100	12,199
Other income (expense):
Interest income, net	33	111	164	431
Other expense, net	(3)	137	(198)	(387)
Total other income (expense)	30	248	(34)	44
Income before income taxes	1,696	2,396	6,066	12,243
Income tax expense	(417)	(437)	(994)	(2,438)
Net income	$1,279	$1,959	$5,072	$9,805
Net income per share:
Basic	$0.10	$0.16	$0.40	$0.80
Diluted	$0.10	$0.15	$0.40	$0.75
Weighted-average shares outstanding:
Basic	12,472	12,326	12,534	12,251
Diluted	12,558	13,128	12,702	12,987

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

Revenue by Region

	Three Months Ended June 30,
	(unaudited)				Year Ended June 30,
	2026		2025		2026		2025
Americas	$32,710	77.2%	$43,477	78.9%	$142,716	78.2%	$185,723	81.3%
Asia/Pacific & Europe	9,667	22.8%	11,637	21.1%	39,870	21.8%	42,807	18.7%
Total	$42,377	100.0%	$55,114	100.0%	$182,586	100.0%	$228,530	100.0%

Active Accounts
(unaudited)

	As of June 30,
	2026		2025		Change from Prior Year	Percent Change
Active Independent Consultants
Americas	28,000	65.1%	34,000	63.3%	(6,000)	(17.6)%
Asia/Pacific & Europe	15,000	34.9%	17,000	36.7%	(2,000)	(11.8)%
Total Active Independent Consultants	43,000	100.0%	51,000	100.0%	(8,000)	(15.7)%

Active Customers
Americas	48,000	78.7%	66,000	79.7%	(18,000)	(27.3)%
Asia/Pacific & Europe	13,000	21.3%	15,000	20.3%	(2,000)	(13.3)%
Total Active Customers	61,000	100.0%	81,000	100.0%	(20,000)	(24.7)%

Active Accounts
Americas	76,000	73.1%	100,000	73.4%	(24,000)	(24.0)%
Asia/Pacific & Europe	28,000	26.9%	32,000	26.6%	(4,000)	(12.5)%
Total Active Accounts	104,000	100.0%	132,000	100.0%	(28,000)	(21.2)%

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA:
(unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
(In thousands)
GAAP Net Income	$1,279	$1,959	$5,072	$9,805
Interest income, net	(33)	(111)	(164)	(431)
Provision for income taxes	417	437	994	2,438
Depreciation and amortization	697	750	2,773	3,156
Non-GAAP EBITDA	2,360	3,035	8,675	14,968
Adjustments:
Stock compensation expense	263	1,542	2,346	5,702
Other expense (income), net	3	(137)	198	387
Other adjustments(1)	123	343	2,513	1,054
Total adjustments	389	1,748	5,057	7,143
Non-GAAP Adjusted EBITDA	$2,749	$4,783	$13,732	$22,111

(1) Other adjustments breakout:
MB System allowance for inventory obsolescence	(56)	—	2,495	—
LoveBiome acquisition costs	—	—	201	—
Change in fair value of earnout	—	—	(400)	—
Executive and non-recurring severance expenses, net	41	57	41	244
Executive team recruiting and transition expenses	—	38	—	562
Other nonrecurring expenses, net of credits	138	248	176	248
Total adjustments	$123	$343	$2,513	$1,054

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS:
(unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
(In thousands, except per share data)
GAAP Net Income	$1,279	$1,959	$5,072	$9,805
Adjustments:
MB System allowance for inventory obsolescence	(56)	—	2,495	—
LoveBiome acquisition costs	—	—	201	—
Change in fair value of earnout	—	—	(400)	—
Key management severance expenses	41	57	41	244
Executive team recruiting and transition expenses	—	38	—	562
Other nonrecurring expenses, net of credits	138	248	176	248
Tax impact of adjustments(1)	18	(46)	(412)	(210)
Total adjustments, net of tax	141	297	2,101	844
Non-GAAP Net income:	$1,420	$2,256	$7,173	$10,649

	June 30, 2026		June 30, 2025
	2026	2025	2026	2025

Diluted earnings per share, as reported	$0.10	$0.15	$0.40	$0.75
Total adjustments, net of tax	0.01	0.02	0.17	0.06
Diluted earnings per share, as adjusted(2)	$0.11	$0.17	$0.56	$0.82

(1) Tax impact is based on the estimated annual tax rate for the years ended June 30, 2026 and 2025, respectively.
(2) May not add due to rounding.

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
(Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
(In thousands, except percentage data)
Revenue, net	$42,377	$55,114	$182,586	$228,530
Cost of sales	9,334	11,065	40,973	44,864
GAAP Gross profit	33,043	44,049	141,613	183,666
GAAP Gross profit percentage	78.0%	79.9%	77.6%	80.4%

Adjustments:
MindBody GLP-1 System™ allowance for inventory obsolescence	(56)	—	2,495	—
GAAP Gross profit	32,987	44,049	144,108	183,666
GAAP Gross profit percentage	77.8%	79.9%	78.9%	80.4%